Exhibit 99.3

CONSENT OF LAZARD FRERES & CO. LLC

The Board of Directors

Tyco International plc

9 Roszel Road

Princeton, NJ 08540

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated January 23, 2016, to the Board of Directors of Tyco International plc (“Tyco”) as Annex E to, and reference thereto under the headings “SUMMARY — Opinions of Tyco’s Financial Advisor” and “THE MERGER — Opinion of Tyco’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving Tyco and Johnson Controls, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Tyco (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

LAZARD FRERES & CO. LLC

By:	/s/ Jean Greene
Jean Greene

April 4, 2016